Exhibit 24.2



                          TEXTRON INC.

                Assistant Secretary's Certificate



     I, ANN T. WILLAMAN, a duly elected Assistant Secretary of TEXTRON INC., a Delaware corporation (hereinafter, the "Corporation"), DO HEREBY CERTIFY that set forth below is a true and correct copy of a resolution passed at a meeting of the Corporation's Board of Directors held on February 28, 1996, at which a quorum was present and voted throughout:

        RESOLVED, that the officers of the Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation to execute and deliver a power of attorney appointing Wayne W. Juchatz, Arnold M. Friedman, Michael D. Cahn and Ann T. Willaman, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing the Corporation's Annual Report on Form 10-K for its fiscal year ended December 30, 1995, and any and all amendments thereto.

    I DO HEREBY FURTHER CERTIFY that the foregoing resolution has been neither amended nor modified, and remains in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and caused the Corporate seal of TEXTRON INC. to be affixed as of the 13th day of March, 1996.




                                  /s/Ann T. Willaman
CORPORATE SEAL                    Assistant Secretary